Exhibit 99.1

GD Culture Group Limited Announces At-The-Market Equity Offering Program

NEW YORK, Feb. 10, 2025 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), and its subsidiary, AI Catalysis Corp. (“AI Catalysis”), today announced that it has entered into an At-the-Market (“ATM”) issuance sales agreement (the “Agreement”) with Univest Securities, LLC (“Univest” or the “Sales Agent”) under which the Company may, from time to time, issue and sell shares of its common stock, par value $0.0001 per share (the “Shares”), having an aggregate offering price of up to $10.0 million through the Sales Agent or any of its sub-agent(s) or other designees, acting as sales agent.

Sales of the Shares, if any, will be made at or related to then prevailing market prices and, as a result, prices may vary. The volume and timing of sales under the ATM program will be determined at the Company’s discretion. The Company expects to use any proceeds from the ATM program for general working capital and corporate purposes.

Pursuant to the Agreement, the Sales Agent may sell the Shares, if any, only by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly through the Nasdaq Capital Market or any other trading market on which the Company’s common stock is listed or quoted or to or through a market maker. In addition, subject to the terms and conditions of the Agreement, with the Company’s prior written consent, the Sales Agent may also sell Shares by any other method permitted by law, or as may be required by the rules and regulations of the Nasdaq Stock Market, LLC or such other trading market on which the Company’s common stock is listed or quoted, including, but not limited to, in negotiated transactions. The Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares in accordance with the terms of the Sales Agreement and any applicable Transaction Notice. The Company cannot provide any assurances that the Sales Agent will sell any Shares pursuant to the Agreement.

The Shares have been registered and the offering is being made pursuant to a shelf registration statement on Form F-3 (File No. 333-279141) previously filed on May 6, 2024 and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on August 20, 2024. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Univest Securities, LLC at info@univest.us, or by calling +1 (212) 343-8888.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Copies of the prospectus supplement relating to the registered direct offering, together with the accompanying base prospectus, can be obtained at the SEC’s website at www.sec.gov.

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada company currently conducting business mainly through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”) and Shanghai Xianzhui Technology Co, Ltd. The company plans to enter into the livestreaming market with focus on e-commerce through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

For investor and media inquiries, please contact:

GD Culture Group Limited

Investor Relations Department

Email: ir@gdculturegroup.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com